Exhibit 21.1

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Argentina	Covidien Argentina S.A.

Australia	Auto Suture Holdings Pty Ltd
Covidien Australia Pty Ltd
Covidien Pty Limited
ev3 Australia Pty Limited
Given Imaging Pty Limited
Lafayette Pharmaceuticals Pty Limited
Medefield Pty Limited
Panmedica Pty Limited
Sherwood Medical Industries Pty Ltd
Valleylab (Australia) Pty. Limited

Austria	Covidien Austria GmbH

Bahamas, The	A&E Products Korea Ltd.

Barbados	Graphic Controls (Barbados), Ltd.
USSC FSC, Inc.

Belgium	Covidien Belgium 2 NV
Covidien Belgium BVBA/Sprl
Covidien Logistics BVBA

Bermuda	Covidien Ltd.
Covidien Sigma Limited
Covidien Ventures Ltd.

Brazil	A&E Products do Brasil Ltda.
Auto Suture do Brasil Ltda.
CCI Centro Covidien de Inovação e Educação para a Saúde Ltda
Given Imaging do Brazil Ltda.
Polysuture Industria e Comercio Ltda.
WEM Equipamentos Electronicos Ltda.

Canada	Covidien Canada ULC
ev3 Canada Inc.
Ludlow Technical Products Canada, Ltd.

Cayman Islands	Davis & Geck Caribe Limited
U.S.S.C. Puerto Rico, Inc.

Chile	Comercial Kendall (Chile) Limitada

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
China	Changzhou Kangdi Medical Stapler Co., Ltd.
Covidien (China) Medical Devices Technology Co., Ltd.
Covidien (Shanghai) Management Consulting Co., Ltd.
Covidien Healthcare International Trading (Shanghai) Co., Ltd.
Covidien Healthcare Trading (Shanghai) Co., Ltd.
Covidien Medical Products (Shanghai) Manufacturing L.L.C.
ev3 Medical Devices (Beijing) Company, Ltd.
Tyco Plastics International Trading (Shanghai) Co., Ltd.

Colombia	Covidien Colombia S.A.

Costa Rica	A&E Productos de Costa Rica, S.A.
Covidien Manufacturing Solutions, S.A.
Kendall Innovadores en Cuidados al Paciente S.A.

Denmark	Covidien Danmark A/S
Covidien VII (Denmark) ApS

Finland	Covidien Finland Oy

France	Airox SAS
ASE Partners SAS
Auto Suture European Services Center
Covidien France SAS
Covidien Lyon
Covidien Manufacturing Grenoble
Covidien Trevoux
Floreane Medical Implants
Imedex Biomateriaux
Kendall SAS
La Trevoltiane
Ludlow Technical Products France
Mareane
Sofradim Production

Germany	Covidien Deutschland GmbH
Covidien Deutschland Manufacturing GmbH
Dendron GmbH
Given Imaging GmbH
Karner Europe GmbH
Power Medical Interventions Deutschland GmbH
superDimension (Europe) GmbH
USSC (Deutschland) GmbH
USSC Medical GmbH
Vidi Colon Management GmbH
Gibraltar	Covidien (Gibraltar) Holding Limited

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Covidien (Gibraltar) Limited
Verdana Holdings Limited

Greece	Covidien Hellas S.A.

Guatemala	A&E Products Guatemala, S.A.

Honduras	A&E Products de Honduras S.A.

Hong Kong	A&E Products (Far East) Limited
Batts Far East Limited
Covidien (HKSAR) Co., Limited
Covidien Hong Kong Limited
Covidien Hong Kong No.2 Limited
Given Imaging (Asia) Company Limited
Newport Medical (Asia) Limited

Hungary	Covidien Hungary Kft.

India	A&E India Private Limited
Covidien Engineering Services Private Limited
Covidien Healthcare India Private Limited

Indonesia	PT. COVIDIEN INDONESIA

Ireland	Covidien Finance Ireland Limited
Covidien Holdings Ireland Limited
Covidien Ireland Commercial Limited
Covidien Ireland Limited
Covidien Services Europe Limited
Mallinckrodt International Financial Services Company
Mallinckrodt Medical
Nellcor Puritan Bennett Ireland
Nellcor Puritan Bennett Ireland Holdings

Israel	Covidien (Israel) Ltd.
Covidien Israel Holdings Ltd
Covidien Israel Investments Ltd
Covidien Israel Surgical Research Ltd
Given Imaging Ltd.
Oridion Medical 1987 Ltd.
Oridion Systems Ltd.
superDimension Ltd.

Italy	Covidien Adhesives Italia Srl
Covidien Italia, S.p.A.

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Mallinckrodt DAR Srl

Japan	Covidien Japan, Inc.
Given Imaging K.K.
Kendall Healthcare Products (Japan) Co., Ltd.
Nippon Covidien Ltd.

Luxembourg	Covidien Group S.a.r.l.
Covidien Holdings S.a.r.l.
Covidien International Finance S.A.
Covidien International S.a.r.l.
Valera Holdings S.a.r.l.

Malaysia	Covidien Sendirian Berhad
Mediquip Sdn. Bhd.

Mauritius	Covidien Asia Investments Limited

Mexico	Carlisle Recycling de Mexico S.A. de C.V.
Especialidades Medicas Kenmex, S.A. de C.V.
Eur-o-Flex de Mexico S.A. de C.V.
Kendall de Mexico, S.A. de C.V.
MMJ, S.A. de C.V.
Nellcor Puritan Bennett Mexico, S.A. de C.V.
Raychem Tecnologias, S. de R.L. de C.V.
Raychem Tijuana Services, S.A. de C.V.
Retail Group de Mexico S.A. de C.V.

Netherlands	Auto Suture Belgium B.V.
Covidien Canada Holdings (A) Cooperatie U.A.
Covidien Canada Holdings (B) Cooperatie U.A.
Covidien Canada Holdings (C) Cooperatie U.A.
Covidien France Holdings (A) Cooperatie U.A.
Covidien France Holdings (B) Cooperatie U.A.
Covidien Nederland B.V.
ev3 B.V.
Given Imaging B.V.
Mallinckrodt Holdings B.V.
Sapheon Vascular B.V.

New Zealand	Covidien New Zealand Limited
Zephyr Technology Limited

Nigeria	Covidien Nigeria Limited

Norway	Covidien Norge AS

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION

Panama	Kendall, S.A. (Panama)
KMS Colon, Panama, S.A.

Peru	Covidien Peru S.A.

Philippines	Carlisle Philippines, Inc.
Covidien Philippines, Inc.

Poland	Covidien Polska Sp.z.o.o.
Mallinckrodt Polska Sp.z o.o.

Portugal	Covidien Portugal, Produtos De Saude Lda.

Russia	Covidien Eurasia LLC
Covidien Medical

Singapore	Covidien Private Limited
ev3 Singapore Pte. Limited
Given Imaging (Asia Pacific) Pte. Ltd.
Mallinckrodt Asia Pacific Pte. Ltd.

Slovakia	Covidien ECE s.r.o.

South Africa	A&E Products South Africa (Proprietary) Limited
Accucomp (Pty.) Ltd.
Accufusion (Pty.) Ltd.
Covidien (Proprietary) Limited
The Kendall Company of South Africa (Pty) Limited
Trigate (Pty.) Ltd.
Trinance (Pty.) Ltd.

South Korea	Covidien Korea, Inc.

Spain	Covidien Spain S.L.
Mallinckrodt Medical S.A.

Sweden	Covidien Sverige AB
DISAB Diagnostic Imaging Holding AB
Karner Europe AB
Mallinckrodt Sweden AB

Switzerland	Covidien AG
Covidien Finance International GmbH
Covidien Schweiz AG
Covidien Swiss Holding GmbH

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Heartstone Services GmbH
Rheinstone AG

Taiwan	A&E Hangers Taiwan Co., Ltd.
Covidien Taiwan Limited

Thailand	Covidien (Thailand) Limited
Kendall-Gammatron Limited
THC Holdings Limited

Turkey	CCI Istanbul Teknolojik Hizmetler Limited Sirketi
CG Saglik Limited Sirketi
Covidien Saglik A.S.

United Kingdom	A&E Karner Limited
Advanced Absorbent Products Holdings Limited
Argyle Medical Industries (U.K.) Limited
Auto Suture U.K. Limited
Beacon Endoscopic Limited
CDK U.K. Limited
Comforta Healthcare Ltd. (UK)
Covidien (UK) Commercial Limited
Covidien (UK) Manufacturing Limited
Covidien Healthcare Holding UK Limited
Covidien UK Holding Ltd
Covidien UK Limited
ev3 Limited
Ganmill Limited
Inbrand Holdings Limited
Inbrand Limited
Inbrand UK Limited
Lafayette Healthcare Limited
Pryor and Howard (1988) Limited
The Beacon (No. 1) Limited Partnership
Tissue Science Laboratories Limited

United States	A&E Products Group, Inc.	Delaware
	Airox, Inc.	Delaware
	Auto Suture Puerto Rico, Inc.	Connecticut
	BARRX Medical Inc.	Delaware
	Batts LLC	Delaware
	Batts, Inc.	Delaware
	Beacon Endoscopic LLC	Delaware
	Coated Products GP, Inc.	Nevada
	Coated Products Holdings, Inc.	Delaware
	Covidien Canada Holdings LLC	Delaware

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
	Covidien Caribbean, Inc.	Delaware
	Covidien Delaware VI Corp.	Delaware
	Covidien France Holdings, Inc.	Connecticut
	Covidien Holding Inc.	Delaware
	Covidien Holdings International Corporation	Delaware
	Covidien International (US) Holdings A, LLC	Delaware
	Covidien llc	Delaware
	Covidien LP	Delaware
	Covidien Sales LLC	Delaware
	Covidien US Holdings, Inc.	Delaware
	ev3 International, Inc.	Delaware
	ev3, Inc.	Delaware
	First Lafayette Holdings LLC	Delaware
	GC Holdings, Inc.	Delaware
	Georgia Packaging, Inc.	Delaware
	Given Imaging (Los Angeles) LLC	Delaware
	Given Imaging, Inc.	Delaware
	Graphic Holdings, Inc.	Delaware
	HET Systems, LLC	Delaware
	InnerDyne Holdings, Inc.	Delaware
	InnerDyne, Inc.	Delaware
	Kendall Ludlow Holding Corporation	Delaware
	Life Design Systems, Inc.	Wisconsin
	Ludlow Technical Products Corporation	New York
	Mallinckrodt Holdings, LLC	Delaware
	Mallinckrodt US LLC	Delaware
	Micro Therapeutics, Inc.	Maryland
	MSCH LLC	Delaware
	Nellcor Puritan Bennett LLC	Delaware
	New Wave Surgical, LLC	Delaware
	Newport Medical Instruments, Inc.	California
	Old Colony State Insurance Company	Vermont
	Oridion Capnography, Inc.	California
	Plastics Holding Corporation	Nevada
	Polyken Technologies Europe, Inc.	Delaware
	PTB International LLC	Delaware
	Reverse Medical LLC	Delaware
	Sapheon LLC	California
	Sherwood Medical Company I	Delaware
	Somanetics Corporation	Delaware
	superDimension, Inc.	Delaware
	THC Pool LLC	Nevada
	U.S.S.C. Puerto Rico (NY), Inc.	New York
	United States Surgical Corporation	Delaware
	USSC Financial Services Inc.	Connecticut
	Valleylab Holding Corporation	Delaware

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
	VNUS Medical Technologies II, Inc.	Delaware
	Zephyr Technology LLC	Delaware

Uruguay	Covidien Uruguay S.A.
KMS Montevideo, Uruguay, S.A.

Venezuela	Kendall de Venezuela, C.A.

Vietnam	Given Imaging Vietnam Co., Ltd.